Exhibit 99-10(b)



                       Consent of Brian A. Giantonio, Esq.

To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (File No. 333-48140) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,


/s/ Brian A. Giantonio
Brian A. Giantonio, Vice President, Tax and ERISA Counsel
PHL Variable Insurance Company



Dated: April 30, 2004